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                                                                   EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1991 Incentive Stock Plan and 1994 Director Option Plan of VIVUS, Inc., of our report dated January 27, 1997 included in the Company's Form 10-K for the year ended December 31, 1996 to be included in or made part of this Registration Statement for VIVUS, Inc.




Arthur Andersen LLP

San Jose, California
June 19, 1997



















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